                                                                  Exhibit 10.62
VLSI Confidential

QUADNOTE(TM) Chipset Cooperation Agreement

This Agreement is entered into on 15th day of September 1993 (hereafter the "Effective Date") by and between Compaq Computer Corporation, a Delaware Corporation with a principal place of business at 20555 S.H. 249, Houston, Texas 77070 (hereafter referred to as "COMPAQ") and VLSI Technology, Inc., a Delaware Corporation with a principal place of business at 1109 McKay Drive, San Jose, California 95131 (hereafter referred to as "VLSI").

WHEREAS, VLSI designs, develops, and sells integrated circuits designed for the portable computer market; and

WHEREAS, COMPAQ designs, manufactures, and sells personal computer products and systems; and

WHEREAS, COMPAQ and VLSI wish to cooperate in the specification, testing, debugging and validation of certain VLSI integrated circuits designed for the portable computer market; and

WHEREAS, VLSI desires to sell integrated circuits to COMPAQ for use in COMPAQ's OEM systems, and COMPAQ desires to buy integrated circuits from VLSI.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, COMPAQ and VLSI agree as follows:


1. DEFINITIONS

1.1. "DERIVATIVE WORK" means a work that is a modification, enhancement, or update of essentially the same architecture and functional features of CHIPSET, which may contain enhancements and improvements, and has a material effect on the physical or functional interchangeability or functional performance relative to the CHIPSET SPECIFICATION.

1.2. "REVISION" means any subsequent version or release of the CHIPSET that differs from the CHIPSET SPECIFICATION, or the specifications for the latest prior REVISION, and that (a) may contain limited new features (including, but not limited to, limited new functions and/or performance improvements over the latest prior version), or (b) incorporates all corrections and fix releases from the latest prior REVISION; but does not materially affect the physical or functional interchangeability or functional performance of the CHIPSET.

1.3. "SPECIFICATION" means the design, functional and architectural definition for CHIPSET, which shall be documented in a written technical specification set forth in Exhibit A, CHIPSET SPECIFICATION.

1.4. "CHIPSET" means the QUADNOTE(TM) VLSI core logic integrated circuit design that meets the SPECIFICATION, to be marketed under one or more VLSI trademarks, as specifically set out in Exhibit A, CHIPSET SPECIFICATION.

2.  SCOPE

This Agreement covers the joint development efforts to specify, debug, test and validate the CHIPSET in conformance with the parameters set forth in Exhibit A, CHIPSET SPECIFICATION, and Exhibit B, STATEMENT OF WORK, which are incorporated hereto by reference. Except where specifically expressed, this Agreement does not pertain to any DERIVATIVE WORK OF CHIPSET, or other VLSI integrated circuits.

3.  COMPAQ's OBLIGATIONS

3.1. COMPAQ agrees to assist VLSI with the architectural definition for CHIPSET, to be documented in the SPECIFICATION. At VLSI's request, and within ten (10) business days of VLSI's request, COMPAQ agrees to meet with VLSI representatives and provide its input to VLSI on a SPECIFICATION and any other similar technical documents that VLSI has prepared. The foregoing meetings will be held in Houston, Texas unless other arrangements are approved in advance by COMPAQ.

3.2.  COMPAQ further agrees to schedule telephonic meetings and conference
calls with VLSI within [          ] of VLSI's request to discuss COMPAQ's
comments and/or input to the SPECIFICATION.

3.3. COMPAQ agrees to furnish the deliverables set forth in Exhibit B, STATEMENT OF WORK per the schedule set forth in Exhibit B.

3.4. COMPAQ agrees to review each revision of the SPECIFICATION and either approve the SPECIFICATION, or provide VLSI with its detailed and substantive
comments within [          ] following its submittal by VLSI.

3.5. COMPAQ agrees to assist VLSI with the testing, debugging, and validation of the specified functionality and PC compatibility of the CHIPSET. Testing shall be performed to verify compliance with the agreed to SPECIFICATION and to verify functional system operation and compatibility.

4.  VLSI's OBLIGATIONS

4.1. VLSI agrees to use reasonable efforts to provide COMPAQ with CHIPSET samples conforming to the SPECIFICATION in accordance with the schedule in
Exhibit B. [          ] samples shall be furnished at no cost to COMPAQ.

4.2. VLSI agrees to furnish the CHIPSET deliverables set forth in Exhibit B, per the schedule set forth in Exhibit B.

4.3. VLSI will provide COMPAQ with a system validation platform simultaneously with the CHIPSET samples. The system validation platform shall be used by COMPAQ to test, debug, and validate the functionality and compatibility of the CHIPSET samples. Functionality and compatibility shall be validated based on the jointly developed SPECIFICATION and based on X86 personal computer functional system operation and compatibility. Such system validation platform shall be furnished at no cost to COMPAQ.

4.4. VLSI agrees to assist COMPAQ with validation of the specified functionality and PC compatibility of the CHIPSET samples. Testing shall be performed to verify compliance with the agreed to SPECIFICATION in accordance with Exhibit B and to verify functional system operation and compatibility.

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED






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4.5.  Contingent upon VLSI's receipt and acceptance of COMPAQ's purchase order prior to the date VLSI begins prototype fabrication, VLSI will use its
reasonable efforts to produce up to [            ] production devices ("INITIAL
PRODUCTION DEVICES") within [           ] after validation and approval of
CHIPSET samples by COMPAQ. Contingent upon VLSI's receipt and acceptance of COMPAQ's purchase order prior to the date VLSI begins prototype fabrication, VLSI will use its reasonable efforts to produce a reasonable additional quantity of CHIPSET under terms of a "risk buy" alternative, thereby permitting COMPAQ to order additional risk-production level CHIPSET within a similar time frame. A "risk buy" shall mean a non-cancelable, non-reschedulable purchase order from COMPAQ under which devices delivered by VLSI are not warranted to meet the SPECIFICATION, and the risk thereof would be borne by COMPAQ.


5.  ROYALTY

In consideration for COMPAQ's efforts as specified herein, and in further consideration of COMPAQ's efforts to promote VLSI's CHIPSET in the development of a commercial market of third parties for products using VLSI's CHIPSET, VLSI will pay to COMPAQ a third party royalty based solely on the revenue received by VLSI from the sales of CHIPSET product to third parties ("PRODUCT SUPPORT ROYALTY"), as provided in Exhibit C, PRODUCT SUPPORT ROYALTY CALCULATION.


6.  LIMITED EXCLUSIVITY

COMPAQ will have certain rights of exclusivity to the VLSI CHIPSET, as specified in Exhibit D, LIMITED EXCLUSIVITY PROVISIONS.


7.  PRICING AND AVAILABILITY OF CHIPSETS

7.1 The following unit pricing method shall apply to purchase orders for VLSI CHIPSET that are purchased directly from VLSI by COMPAQ for use in COMPAQ OEM systems. COMPAQ will be offered CHIPSET at a price that is:

        7.1.1  For CHIPSETs ordered for delivery during the first [         ]
of production after the expiration of the final LIMITED EXCLUSIVITY PERIOD,
COMPAQ will be offered CHIPSET at a unit price that is [            ] that is
then currently offered to any other customer for delivery during the same time period; and

        7.1.2  For CHIPSETs ordered for delivery during the period subsequent
to the first [            ] of production after the expiration of the final
LIMITED EXCLUSIVITY PERIOD, and prior to one year after the expiration of the final LIMITED EXCLUSIVITY PERIOD, COMPAQ will be offered CHIPSET at a unit
price that is [            ] that is then currently offered to any other
customer for delivery during the same time period; and

        7.1.3  Thereafter, COMPAQ will be offered CHIPSET at a unit price that
is [            ] which is then currently offered to any other customer for delivery during the same time period.

7.2  COMPAQ agrees to place and maintain a purchase order for [            ] to
be ordered for delivery during the first [            ] following the shipment

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED
of INITIAL PRODUCTION DEVICES to COMPAQ of the CHIPSET, (hereafter referred to as "MINIMUM PURCHASE COMMITMENT").

7.3 In the event that COMPAQ fails to place and maintain orders for its MINIMUM PURCHASE COMMITMENT, COMPAQ agrees that the provisions of Section 5, ROYALTY, Section 6., LIMITED EXCLUSIVITY, and Section 7, PRICING AND AVAILABILITY OF CHIPSETS shall be void, and that VLSI shall be free to offer the CHIPSET to its other customers without restrictions.


8.  TRADEMARKS

VLSI agrees to mark and sell the CHIPSET as a VLSI device.


9.  CONFIDENTIALITY OF TECHNOLOGY

9.1 "Confidential Information" shall mean that information of either party that is disclosed to the other party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral,
reduced to writing similarly marked within [            ] of disclosure.

9.2 Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment.

9.3 Recipient further agrees that except as authorized by the Export Administration Regulations of the U.S. Department of Commerce it will not transmit, directly or indirectly, any "technical data" acquired from the other party hereto, to Afghanistan, the People's Republic of China or any "Q, S, W, Y or Z" country as those terms are defined in the Regulations.

9.4 It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

     9.4.1  was in the public domain at the time it was disclosed;
     9.4.2  was known to Recipient at the time of disclosure;
     9.4.3  is disclosed with the prior written approval of the other party hereto;
     9.4.4  is disclosed after [            ] from the date of disclosure;
     9.4.5  was independently developed by Recipient; or
     9.4.6 becomes known to Recipient, on a non-confidential basis, from a source other than the other party hereto, without breach of this Agreement by Recipient.

9.5 The parties agree that any Confidential Information provided by the other party will be safeguarded by the receiving party using procedures similar to those used by the receiving party for its own Confidential Information. Neither party shall be liable for accidental disclosure, or the unauthorized actions or misconduct of its employees with regard to any Information embodied in their respective products at the request of the other party.

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED

10. PROPRIETARY RIGHTS IN TECHNOLOGY

10.1 Each party will own those inventions, and any resulting patents, made by its employees during the joint development of CHIPSET. Each party has the sole right to determine what patents, if any, will be obtained on its employees' inventions. Each party will bear its own patent filing expenses with respect to inventions solely owned by it. Any invention jointly made by employees of both parties will be jointly owned by both parties with each party exercising an undivided ownership interest without any obligation to account to the other for its use and or disposition. With respect to jointly owned inventions, the parties will agree, on a case-by-case basis, which party will file patent applications, if any. The parties will share equally the reasonable cost of mutually agreed upon U.S. and foreign patent and mask work application filings, prosecution, issuance, maintenance and the like for jointly owned inventions. If one party desires to file, prosecute or maintain a patent application or patent on a joint invention and the other party, on reasonable notification, is unwilling to share in the expense of doing so, then the one party may proceed at its own expense and the other party shall forfeit its undivided, one-half ownership interest, but shall obtain a license in accordance with the Section hereof pertaining to license grants. Each party will have the right independently to license its patent rights resulting from this joint development.

10.2 VLSI Proprietary Rights. Except as provided in Section 10.3(b) and Section 10.3(d), VLSI shall retain sole title and ownership (including, but not limited, to all patent, copyright, trademark, service mark, trade secret, or other intellectual or industrial property rights) in and to all intellectual property created by VLSI, or in which VLSI has title or ownership by contract, to (a) the CHIPSET and all DERIVATIVE WORKS thereto developed by VLSI (but excluding those unique portions of the DERIVATIVE WORKS incorporating COMPAQ proprietary technology), (b) all designs, drawings, schematics, logic diagrams, diagnostics, mask works, specifications, documentation, and other technical data and knowhow relating to or produced by VLSI in connection with the development or subsequent licensing or sale of the Products, and (c) all other VLSI products, including, but not limited to, the CHIPSET.

10.3 COMPAQ Proprietary Rights. COMPAQ shall retain sole title and ownership (including, but not limited to, all patent, copyright, trademark, service mark, trade secret or other intellectual or industrial property rights) in and to all intellectual property created by COMPAQ, or in which COMPAQ has title or ownership by contract, to (a) the COMPAQ Products (not including the CHIPSET itself) and all modifications, enhancements, updates, revisions, translations, compilations, and derivatives thereto developed by COMPAQ, (b) all designs, drawings, schematics, logic diagrams, diagnostics, mask works, specifications, documentation, and other technical data and know-how relating to the COMPAQ Products delivered by COMPAQ to VLSI hereunder to enable VLSI to design and develop the CHIPSET pursuant to this Agreement, (c) all other COMPAQ products, and (d) products or materials developed by COMPAQ using the CHIPSET as tools in the manner contemplated by this Agreement, other than derivative works that constitute embellishments, improvements, or other modifications to the CHIPSET themselves intended for use as such.

10.4 COMPAQ's intellectual property rights regarding QUADNOTE are covered in the Technology Agreement with an Effective Date of September 15, 1993.

10.5 Notwithstanding the above, COMPAQ obtains no rights or licenses with respect to any intellectual property that may be contained in the CHIPSET.

11. INDEMNITY

11.1 COMPAQ shall defend or settle at its option and expense any claim or action brought against VLSI, alleging that the Information furnished by COMPAQ under this Agreement infringes a patent, copyright, or trade secret of another, and COMPAQ shall pay any costs, including attorneys fees and damages awarded against VLSI, that are attributable to such claim or action, provided that VLSI notifies COMPAQ promptly in writing of the action, and authorizes COMPAQ to defend or settle the same claim or action.

11.2 If a final injunction is issued against VLSI's use of the COMPAQ information in accordance with the licenses in this Agreement, COMPAQ will at its option and expense either (i) replace or modify the information so that it becomes noninfringing, (ii) procure for VLSI the right to continue using the information, or (iii) in the event that the information cannot be modified or the necessary right obtained under reasonable terms, then the parties shall negotiate in good faith to reach a settlement regarding the damages to VLSI,
[         ].

11.3 The parties may mutually agree in advance that VLSI may defend or settle action brought against VLSI or its customers alleging that the information furnished by COMPAQ infringes a patent, copyright, or trade secret of another. In such a case, COMPAQ will reimburse VLSI for its expenses to procure, replace or modify the information, including any attorneys fees and damages awarded against VLSI.

[11.4       ].

11.5 COMPAQ covenants not to sue VLSI, either directly or indirectly, under any
of its patents that relate to CHIPSET. [     ].

11.6 EXCEPT AS EXPRESSLY PROVIDED ABOVE, THE TECHNOLOGY CONTRIBUTION, GOODS AND SERVICES FURNISHED BY THE PARTIES IS FURNISHED AS IS, WHERE IS, WITHOUT ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE AND ANY IMPLIED OR OTHER EXPRESS WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT FOR BREACH OF
SECTION 11.1, EACH OF THE PARTIES AGREES THAT THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUFFERED BY THAT PARTY WHETHER IN AN ACTION OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF THAT PARTY IS ADVISED OF THE POSSIBILITY THAT SUCH DAMAGES HAVE BEEN, OR MAY BE INCURRED. NEITHER PARTY'S LIABILITY HEREUNDER SHALL EXCEED THE AMOUNT OF MONIES PAID OR PAYABLE HEREUNDER.

12. AUDIT PROVISIONS

COMPAQ shall have the right, at its expense, to appoint a mutually agreeable independent CPA to examine and audit, not more than once annualy, VLSI's records relating to royalty-bearing products. If the final result of such audit
determines that VLSI has underpaid its obligation by more than [     ], then
VLSI shall be liable for payment of the reasonable CPA fees for such audit.

13. ADDITIONAL WARRANTIES AND REPRESENTATIONS

13.1 Each of the parties represents and warrants that it is duly authorized to enter into this Agreement.

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED

13.2 COMPAQ further warrants that with respect to the information provided by COMPAQ under this Agreement, it has no current knowledge of any infringement of intellectual property rights and has not received notice of any such infringement.

13.3 Except as otherwise expressly stated, there are no other warranties, express or implied.

14.  TERM DEFAULT AND TERMINATION

14.1 This Agreement shall remain in effect during the period in which royalties are to be paid by VLSI to COMPAQ, and for an additional period of
[       ] after the final royalty payment under this Agreement. The Agreement may be extended by mutual written consent of the parties, prior to the end of the term of the Agreement.

14.2 The Agreement may be terminated by either party upon a material breach of the Agreement by the other party. Failure to comply with any of the material obligations of this Agreement shall be deemed to be material breaches. Prior to such a termination, the non-breaching party shall give the other party [
          ] notice. If the breaching party does not cure the breach, or provide a schedule to cure the breach to the other party's satisfaction within that period, the Agreement may be terminated by the non-breaching party.

14.3 Either party may terminate this Agreement if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors if that petition or proceeding is not dismissed with
prejudice within [       ] after filing.

14.4 At the termination or expiration of this Agreement, VLSI will continue to have the right to manufacture, market and sell any products covered by this Agreement. Sections 8 through 10, 11.5, and 11.6 of this Agreement shall survive termination for any reason. Sections 11.1 through 11.4, of this Agreement shall survive termination for any reason only with respect to products sold prior to the termination of this Agreement.

14.5 Termination or expiration of this Agreement shall have no effect on any other agreement between the parties.

15.  MISCELLANEOUS

15.1 Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond this reasonable control.

15.2 The validity, performance and construction of this Agreement shall be governed by the laws of the State of California, USA (excluding its conflict of laws provisions).

15.3 Each party shall adhere to the U.S. Export Administration Laws and Regulations and shall not export nor re-export any technical data nor products received from the other party or product produced from such technical data to any proscribed country listed in the U.S. Export Administration Regulations, unless properly authorized by the U.S. Government.

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED

15.4 Every notice or writing required or permitted under this Agreement shall be signed by an authorized representative of the party initiating such notice or writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid; overnight mail or delivery; or telefax; to the following addresses, unless modified by written notice of the party in question:

FOR COMPAQ:

COMPAQ Computer Corporation
20555 S.H. 249
P.O. Box 692000
Houston, Texas 77269-2000
Telefax: 713-374-8332
Attn: Legal Department M060803

FOR VLSI:

VLSI Technology, Inc.
1109 McKay Drive
San Jose, California 95131
Attn: Legal Department

With a copy to:

VLSI Technology, Inc.
8375 South River Parkway
Tempe, Arizona 85284
Attn: Vice President, Portable Systems Division


15.5 Neither party hereto will have, or will represent that it has, any power, right, or authority to bind the other party hereto, or to assume or create any obligation, express or implied, on behalf of or in such other party's name.

15.6 In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party its attorneys' fees and other costs incurred in connection with this litigation.

15.8 If any part of this Agreement is found by a court of law to be invalid or illegal, then only that portion shall be null, and the remainder of the Agreement shall continue in full force and effect.

15.9 VLSI may announce, disclose and advertise COMPAQ's contributions to CHIPSET and the use of CHIPSET in COMPAQ products subsequent to COMPAC's announcement of such products.

15.10 Unless otherwise stated herein, amounts stated as payable under this Agreement include customs duties or sales, use, excise or other similar taxes payable hereunder, which may be payable by VLSI.

15.11 The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing that states that it is such a modification, and is signed by an authorized representative of each party hereto.

15.12 Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement incident to the transfer of all or substantially all of its business, or substantially all of the business of the affected division. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

15.13 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

15.14 This Agreement constitutes the complete and exclusive statement of the agreement between the parties concerning the particular subject matter contained herein and supersedes all prior understandings, communications, representations and promises. No waiver, modification, or amendment shall be binding upon either party unless in writing and signed for the parties through their duly authorized representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives, as of the day and year written above.



COMPAQ COMPUTER CORPORATION                  VLSI TECHNOLOGY, INC.



BY:   /s/Jim Hartzog                         BY:   /s/Henry Potts
      Senior Vice President                        Vice President and
      and General Manager,                         General Manager,
      PC Division                                  Portable Systems Division

DATE: 9/15/93                                DATE: 9/15/93

Exhibit A
CHIPSET SPECIFICATION



CHIPSET Description. This specification is a core logic integrated circuit design, consisting of two integrated circuits (a system controller and a peripheral combo controller), for the portable computer market, to be marketed under the VLSI trademark QUADNOTE(TM), and hereafter referred to as "QUADNOTE(TM) CHIPSET"

This specification will be developed under the performance of this agreement, and will be incorporated herein upon completion of the first three tasks and milestones in the STATEMENT OF WORK, Exhibit B.

Exhibit B
STATEMENT OF WORK (including QUADNOTE(TM) CHIPSET Deliverables and Schedule)

                                                        Agreed            Completion
Design Activity              Responsible Party        Completion      Sign-off/Reference
 or Milestone              VLSI   COMPAQ   Joint         Date              Documents

- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]           [                    ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED

STATEMENT OF WORK (including QUADNOTE(TM) CHIPSET Deliveries and Schedule)

                                                                          Completion
Design Activity              Responsible Party        Completion      Sign-off/Reference
 or Milestone              VLSI   COMPAQ   Joint         Date              Documents

- ----------------------------------------------------------------------------------------
[             ]            [                     ]                      VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                     ]                      VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C
PRODUCT SUPPORT ROYALTY CALCULATION

1. VLSI will pay to COMPAQ a PRODUCT SUPPORT ROYALTY in consideration for COMPAQ's efforts in testing, debugging and validation and to promote VLSI's CHIPSET for purchase by third parties ("PRODUCT SUPPORT ROYALTY"). This PRODUCT
SUPPORT ROYALTY will be payable for a period ending [        ] subsequent to
the shipment of INITIAL PRODUCTION DEVICES OF CHIPSET to third parties by VLSI and for CHIPSET made by or for third parties under license by VLSI. PRODUCT
SUPPORT ROYALTY will be paid [        ] after the end of the [       ]
subsequent to the shipment of INITIAL PRODUCTION DEVICES of CHIPSET to third
parties, and [       ] after the end of the [      ] subsequent to the shipment
of INITIAL PRODUCTION DEVICES of CHIPSET to third parties.

2. The unit volume, shipments and revenues of SCAMP(TM) IV CHIPSET will be combined with the unit volume, shipments and revenues of QUADNOTE(TM) CHIPSET for purposes of PRODUCT SUPPORT ROYALTY calculation in both the SCAMP(TM) IV Chipset Cooperation Agreement, and the QUADNOTE(TM) Chipset Cooperation Agreement. VLSI will report to COMPAQ the total NET REVENUE and PRODUCT SUPPORT ROYALTY RATE for CHIPSET sold to third parties by VLSI and for CHIPSET made by or for third parties under license by VLSI [hereafter collectively referred to as CHIPSET to Third Parties] and the total amount due to COMPAQ.

3.  The royalty rate ("PRODUCT SUPPORT ROYALTY RATE") for the first shipment
year will be calculated at the end of the [       ] after the shipment of
INITIAL PRODUCTION DEVICES of CHIPSET to Third Parties. The PRODUCT SUPPORT
ROYALTY RATE will be calculated as the [      ] multiplied by the unit volume
of shipments of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS to Third
Parties during the most recent [      ], up to a maximum PRODUCT SUPPORT
ROYALTY RATE OF [      ].  For example, if [        ] units of CHIPSET are sold
by VLSI to Third Parties during the [        ], then the PRODUCT SUPPORT
ROYALTY RATE will be [       ].

4.  The PRODUCT SUPPORT ROYALTY RATE for the second shipment year will be
calculated at the end of the [        ] after the shipment of INITIAL
PRODUCTION DEVICES of CHIPSET to Third Parties. PRODUCT SUPPORT ROYALTY RATE
will be calculated as the [       ] multiplied by the unit volume of shipments
of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS to Third Parties during the
most recent [        ], up to a maximum PRODUCT SUPPORT ROYALTY RATE of
[        ]. For example, if [       ] units of SCAMP(TM) IV CHIPSETS and
QUADNOTE(TM) CHIPSETS are sold by VLSI to Third Parties during the
 [         ], then the PRODUCT SUPPORT ROYALTY RATE will be [        ].

5. NET REVENUE shall mean revenue received by VLSI for the sale of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS to all parties (including COMPAQ), less any adjustments for returns, other royalties and license fees payable to COMPAQ, packing and shipping, and deductions for product sold to distributors with a right of return, divided by the total number of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS sold to all parties, multiplied by the number of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS sold to Third Parties.

6. The PRODUCT SUPPORT ROYALTY payable to COMPAQ for SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS will be calculated by multiplying the PRODUCT SUPPORT
ROYALTY RATE by the NET REVENUE during the previous [        ]. This one

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
PRODUCT SUPPORT ROYALTY will satisfy the PRODUCT SUPPORT ROYALTY obligations under both the SCAMP(TM) IV Chipset Cooperation Agreement and the QUADNOTE(TM) Chipset Cooperation Agreement.

7. Under certain conditions defined below, the PRODUCT SUPPORT ROYALTY will be payable over an extended period, and under certain conditions will be payable
on DERIVATIVE WORKS. If, during the period of [            ] subsequent to the
shipment of INITIAL PRODUCTION DEVICES of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS to COMPAQ:

     A. VLSI has supplied to COMPAQ core logic chipsets (integrated circuits with functions essentially similar to SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS) for notebook and sub-notebook computer systems in a volume
[            ] of COMPAQ's total unit shipments of such computer systems
(as defined and as reported by either International Data Corporation, or Dataquest, or such other commercial market data service in the event that International Data Corporation and Dataquest cease to report such market data)
totaled over a consecutive period of [            ], and;

     B. during each quarter in such consecutive period of [            ], COMPAQ
continues to sell greater than [            ] of the total worldwide market
sales of such computer systems (as defined and as reported by either International Data Corporation, or Dataquest), and;

     C. COMPAQ continues to use its reasonable efforts to indirectly develop the market for VLSI's SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS through marketing and promotion of COMPAQ's products using SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS, including allowing VLSI to promote its relationship with COMPAQ, and promote the use of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS by COMPAQ, then;

     D. the period that the PRODUCT SUPPORT ROYALTY will be paid by VLSI to
COMPAQ will be extended by [            ] to a period ending [            ]
subsequent to the shipment of INITIAL PRODUCTION DEVICES OF QUADNOTE(TM) CHIPSET, and in addition, all existing DERIVATIVE WORKS of QUADNOTE(TM) CHIPSET will be royalty bearing under this agreement. In such case, the PRODUCT SUPPORT
ROYALTY will be paid [            ] subsequent to the previous payment by VLSI
of the PRODUCT SUPPORT ROYALTY. Notwithstanding this provision, this extension may be shortened as set out in Paragraphs 8, 9, or 10 below.

8. If the PRODUCT SUPPORT ROYALTY period has been extended beyond
[           ], as described in Section 7, and, then, if VLSI has sold to COMPAQ core logic chipsets (integrated circuits with functions essentially similar to QUADNOTE(TM) CHIPSET) for notebook and sub-notebook computer systems in a
volume less than [            ] of COMPAQ's total unit shipments of such
computer systems (as defined and as reported by either International Data
Corporation, or Dataquest) during that VLSI [            ], then VLSI will
terminate further PRODUCT SUPPORT ROYALTY payments to COMPAQ effective the end
of the next subsequent VLSI [            ].

9. If the PRODUCT SUPPORT ROYALTY period has been extended beyond [         ],
as described in Section 7, and, then, if COMPAQ does not sell greater than
[            ] of the total worldwide market sales of notebook and sub-notebook computer systems (as defined and as reported by either International Data
Corporation, or Dataquest) during that previous [            ], then VLSI will
terminate further PRODUCT SUPPORT ROYALTY payments to COMPAQ effective the end
of the next subsequent VLSI [            ].

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
10. If the PRODUCT SUPPORT ROYALTY period has been extended beyond [      ],
as described in Section 7, and any DERIVATIVE WORKS to SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS were not developed under the terms of a subsequent agreement between COMPAQ and VLSI, which would supersede the terms of this Agreement with regard to CHIPSET DERIVATIVE WORKS, then VLSI may, at any time
after the end of the initial [       ] period, elect to pay any royalties that
are payable on that date, plus an additional and final payment of [       ],
and such payment will be considered full payment of all PRODUCT SUPPORT ROYALTY obligations under this Agreement and the QUADNOTE CHIPSET Cooperation Agreement.

11. The PRODUCT SUPPORT ROYALTY RATE after the second shipment year will be
calculated at the end of the [       ] subsequent to the payment of the PRODUCT
SUPPORT ROYALTY. PRODUCT SUPPORT ROYALTY RATE will be calculated as the
[       ] multiplied by the unit volume of shipments of SCAMP(TM) IV CHIPSETS
and QUADNOTE(TM) CHIPSETS to Third Parties during the most recent [       ],
up to a maximum PRODUCT SUPPORT ROYALTY RATE of [       ]. For example, if
[       ] units of SCAMP(TM) IV CHIPSETS and QUADNOTE(TM) CHIPSETS are sold by
VLSI to Third Parties during the [       ], then the PRODUCT SUPPORT ROYALTY
RATE will be [       ].

12. In the event that COMPAQ's ability to fulfill the requirements of Paragraph 7 of this Exhibit is materially and detrimentally affected because VLSI is unable or unwilling to accept COMPAQ's firm orders under reasonable terms, for
a period that exceeds [       ], then COMPAQ's performance pursuant to
Paragraph 7 on this Exhibit will be excused, for so long as VLSI does not accept such orders, and VLSI will continue to be obligated to pay the royalties as set forth in Paragraph 7 of this Exhibit.

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
EXHIBIT D
LIMITED EXCLUSIVITY PROVISIONS


1.  The LIMITED EXCLUSIVITY PERIOD hereinafter ("LIMITED EXCLUSIVITY PERIOD")
SHALL BE [            ].

        A. For the period of the LIMITED EXCLUSIVITY PERIOD, in advance of any other VLSI customer, VLSI shall furnish COMPAQ with production revision CHIPSETS, and COMPAQ shall be the sole customer that shall be entitled to receive delivery for such revision CHIPSET for such LIMITED EXCLUSIVITY PERIOD. Such LIMITED EXCLUSIVITY PERIOD shall begin when VLSI has delivered to COMPAQ the INITIAL PRODUCTION DEVICES (as set forth in Section 4.5), but shall be relinquished and waived by COMPAQ if such INITIAL PRODUCTION DEVICES are not ordered by COMPAQ. The parties hereto intend for the foregoing provision to provide COMPAQ an opportunity to exercise a head start advantage at the time that production revision devices are available in production quantities equal to the LIMITED EXCLUSIVITY PERIOD. In the event that VLSI is unable to deliver
COMPAQ's first delivery of up to [              ] of production orders for
CHIPSET subsequent to approval of CHIPSET by COMPAQ, within a lead-time of
[         ] after receipt of order, VLSI agrees to extend the LIMITED
EXCLUSIVITY PERIOD day to day until such delivery is made.

        B. After the lapse of the final LIMITED EXCLUSIVITY PERIOD, VLSI agrees to give COMPAQ's orders "most-favored customer" status (with respect to availability and allocation) in the event that demand of the CHIPSET exceeds supply.

[       ] Text omitted - CONFIDENTIAL TREATMENT REQUESTED